Exhibit 10.1

THIRD AMENDMENT
TO THE
ROGERS CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN

WHEREAS, Rogers Corporation, a Massachusetts corporation (the “Company”), maintains the Rogers Corporation Annual Incentive Plan (the “Plan”); and

WHEREAS, the Compensation and Organization Committee of the Board of Directors (the “Committee”) has determined that it is in the Company’s best interest to amend the Plan as set forth below.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Committee and pursuant to the authority delegated to the undersigned officer of the Company by action taken by the Committee, the Plan be and is hereby amended as follows, effective January 1, 2011:

By substituting footnote 2 to the table under Section 4.2 with the following new footnote 2:

 “The Division/Group Performance portion for each Corporate Report will be determined by multiplying 70% of his or her Target Award by the result obtained by the weighted average of actual divisional sales and profit performance had each Division achieved their 100% target for sales and profits for the year.  Calculations of the actual percentage of Corporate Target Awards will be made by interpolating between points on the Performance Measurement Schedule.”

By amending Section 4.3 of the Plan in its entirety to read as follows:

The Corporate portion of a Participant’s annual incentive award is based on two performance criteria, sales and earnings per share (“EPS”).  Each performance criteria shall be equally weighted 50%.  Goals will be established for each of these performance criteria at the beginning of each Plan Year by the Compensation and Organization Committee of the Board of Directors (the “Committee”) and expressed in an award schedule that prescribes the percentage of Corporate Target Award paid out at each level of performance achievement.

3.            Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

The annual bonus award for any Participant will be limited to 200% of his or her  Target Award.

Except as expressly amended by this Third Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the Committee has caused this Third Amendment to the Plan to be duly executed on this 8th   day of February, 2011.

ROGERS CORPORATION

By:	/s/Robert D. Wachob
Its:	President and
Chief Executive Officer